                                                                      EXHIBIT 21

 Subsidiaries of the Registrant (1), (2) and (3)

                              AT DECEMBER 31, 1993

                                            PERCENTAGE OF
                                          VOTING SECURITIES
                                              OWNED BY
                                              IMMEDIATE     STATE OR COUNTRY OF
                                              PARENT(S)         ORGANIZATION
                                          ----------------- --------------------
Ancon Insurance Company, Inc............      100           Vermont
Esso Aktiengesellschaft.................      100           Germany
 BRIGITTA Erdgas und Erdoel GmbH, Hanno-
  ver(4)(5).............................       50           Germany
 Elwerath Erdgas und Erdoel GmbH, Hanno-
  ver(4)(5).............................       50           Germany
Esso Australia Resources Ltd............      100           Delaware
 Delhi Petroleum Pty. Ltd...............      100           Australia
 Esso Australia Ltd.....................      100           Australia
 Exxon Coal Australia Limited...........      100           Australia
Esso Eastern Inc........................      100           Delaware
 Esso Malaysia Berhad...................       65           Malaysia
 Esso Production Malaysia Inc...........      100           Delaware
 Esso Sekiyu Kabushiki Kaisha...........      100           Japan
 Esso Singapore Private Limited.........      100           Singapore
 Esso Standard Thailand Ltd.............       87.5         Thailand
 Exxon Energy Limited...................      100           Hong Kong
 General Sekiyu K.K.(5)(6)..............       49           Japan
 P. T. Stanvac Indonesia(4)(5)..........       50           Indonesia
 Tonen Kabushiki Kaisha(5)..............       25           Japan
Esso Exploration and Production Norway
 A/S....................................      100           Norway
Esso Holding Company Holland Inc........      100           Delaware
 Esso Holding B.V.......................      100           Netherlands/Delaware
  Esso N.V./S.A.........................      100           Belgium/Delaware
 Esso Nederland B.V.....................      100           Netherlands
 N. V. Nederlandse Gasunie(5)...........       25           Netherlands
 Nederlandse Aardolie Maatschappij
  B.V.(4)(5)............................       50           Netherlands
Esso Holding Company U.K. Inc...........      100           Delaware
 Esso UK plc............................      100           England
  Esso Exploration and Production UK
   Limited..............................      100           England
  Esso Petroleum Company, Limited.......      100           England
 Exxon Chemical Limited.................      100           England
 Exxon Chemical Olefins Inc.............      100           Delaware
Esso Italiana S.p.A.(7).................      100           Italy
Esso Norge a.s..........................      100           Norway
Esso Sociedad Anonima Petrolera Argenti-
 na.....................................      100           Argentina
Esso Societe Anonyme Francaise..........       81.548       France
Esso Standard Oil S. A. Limited.........      100           Bahamas
Exxon Asset Management Company..........       75.5         Delaware
Exxon Chemical Asset Management Partner-
 ship(8)................................      100           Delaware
 Exxon Mobile Bay Partnership(9)........      100           Delaware
Exxon Coal USA, Inc.....................      100           Delaware
Exxon Minerals International Inc........      100           Delaware
 Compania Minera Disputada de Las Condes
  S.A...................................       99.9217      Chile
Exxon Overseas Corporation..............      100           Delaware
 Exxon Chemical Arabia Inc..............      100           Delaware
  Al-Jubail Petrochemical Company(4)(5).       50           Saudi Arabia

                                             PERCENTAGE OF
                                           VOTING SECURITIES
                                               OWNED BY
                                               IMMEDIATE     STATE OR COUNTRY OF
                                               PARENT(S)        ORGANIZATION
                                           ----------------- -------------------
 Exxon Overseas Investment Corporation...       100               Delaware
  Exxon Financial Services Company Limit-
   ed....................................       100               Bahamas
   Esso International Shipping (Bahamas)
    Co. Limited(10)......................       100               Bahamas
 Mediterranean Standard Oil Co...........       100               Delaware
  Esso Trading Company of Abu Dhabi......       100               Delaware
Exxon Pipeline Company...................       100               Delaware
Exxon Rio Holding Inc....................       100               Delaware
 Esso Brasileira de Petroleo
  Limitada(11)...........................       100               Brazil
Exxon San Joaquin Production Company.....       100               Louisiana
Exxon Supply Company.....................       100               Delaware
Exxon Trading Asia Pacific Private Limit-
 ed......................................       100               Singapore
Exxon Trading Company International......       100               Delaware
Exxon Yemen Inc..........................       100               Delaware
Friendswood Development Company..........       100               Arizona
Imperial Oil Limited.....................        69.6             Canada
International Colombia Resources Corpora-
 tion(12)................................       100               Delaware
SeaRiver Maritime, Inc. .................       100               Delaware
Societe Francaise EXXON CHEMICAL.........        98.637           France
 Exxon Chemical Polymeres SNC(13)........       100               France

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NOTES:
 (1) For purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
 (2) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
 (3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.
 (4) The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
 (5) The investment in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person.
 (6) Dual ownership; of the 49%, 47.468% is owned by Esso Eastern Inc. and 1.532% by Esso Sekiyu Kabushiki Kaisha.
 (7) Dual ownership; of the 100%, 99% is owned by Exxon Corporation and 1% by Exxon Overseas Corporation.
 (8) Dual ownership; of the 100%, 69.8% is owned by Exxon Corporation and 30.2% is owned by Exxon Asset Management Company.
 (9) Dual ownership; of the 100%, 57% is owned by Exxon Chemical Asset Management Partnership and 43% is owned by Exxon Corporation.
(10) Dual ownership; of the 100%, 99.6% is owned by Exxon Financial Services Company Limited and .4% by Esso Eastern Inc.
(11) Dual ownership; of the 100%, 90% is owned by Exxon Rio Holding Inc. and 10% by Exxon Sao Paulo Holding Inc.
(12) Dual ownership; of the 100%, 55% is owned by Exxon Corporation and 45% by Esso Holding Company Holland Inc.
(13) Dual ownership; of the 100%, 98% is owned by Societe Francaise EXXON CHEMICALS and 2% by Societe Paris-Niel.

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